UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 28, 2005
(Date of earliest event reported)

DEPARTMENT 56, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 944-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Department 56, Inc. (the “Company”) and Linda J. Miller, a long-time consultant to the Company, entered into a new consulting agreement (the “Consulting Agreement”), dated September 26, 2005, and effective on September 30, 2005, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The Consulting Agreement provides, among other things, that Ms. Miller will continue to be an independent consultant to the Company and will serve as Acting President of the Company, with consulting duties as set forth below from September 30, 2005 through June 15, 2006 (the “Consulting Period”), unless terminated earlier pursuant to its terms.

Compensation:  Ms. Miller will receive a fee of $2,500 per working day, based upon an average of three working days per week.  In addition, the Company will pay for (i) Ms. Miller’s living expenses at a Marriott Residence Inn or comparable accommodations, (ii) a rental car for time spent in the Minneapolis area, (iii) weekly coach airfare between Rochester, NY and Minneapolis, and (iv) coach airfare for Ms. Miller’s family to travel to Minneapolis four times during the Consulting Period.  Ms. Miller will not receive any employee benefits offered to the Company’s employees.

Restricted Stock Grant:  Ms. Miller was granted 10,000 shares of restricted stock of the Company, which will vest on September 30, 2006 provided that Ms. Miller performs consulting services for the Company until such date under both the Consulting Agreement and Ms. Miller’s prior consulting agreement, which will be reinstated upon successful completion of the Consulting Agreement.  If, however, the Company terminates Ms. Miller’s services without cause prior to September 30, 2006, the grant of restricted stock will vest immediately upon such termination date.  A copy of the Restricted Stock Agreement with Ms. Miller will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2005.

Stock Option Grant:  Ms. Miller was also granted options to acquire 20,000 shares of the Company’s common stock at an exercise price of $12.52 per share (equal to the average of the high and low prices of one share of Company common stock as reported on the New York Stock Exchange on September 30, 2005).  The options became exercisable on September 30, 2005, and will terminate on September 30, 2015.  The stock option grant to Ms. Miller was made pursuant to the Company’s Form of Stock Option Agreement for Officers under the Department 56, Inc. 2004 Stock Incentive Plan, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 14, 2005.

Consulting Duties:  During the Consulting Period, Ms. Miller will be expected to perform a broad range of advisory and management services for the Company, including:

•                  Managing the day-to-day operations of the Company;

•                  Hiring a new chief product development officer;

•                  Assisting the Chief Executive Officer in hiring a new President of the Company; and

•                  Executing on the current three-year strategic plan and assisting the new President in preparing the new three-year plan.

Early Termination:  The Consulting Agreement may be terminated on 30 days’ prior written notice by either party in the event that the other party (i) commits material fraud, (ii) commits an unlawful act that adversely affects the other party or (iii) willfully and habitually breaches or neglects her or its respective obligations under the Consulting Agreement.  In addition, if the Company hires and transitions a new President prior to the end of the Consulting Period, the Consulting Agreement will terminate.

Noncompetition:  Ms. Miller has agreed that, for the period commencing on September 30, 2005 and ending on the one-year anniversary of the expiration of the Consulting Period, she will not own, manage, operate, join, be employed by or otherwise provide services anywhere in the world to:

•                  Any person or firm engaged in the design, development, production or distribution of miniature decorative or collectible buildings or coordinated “village” accessories; or

•                  Any person or firm engaged in the design, development, production or distribution of giftware, home décor or tabletop products for the wholesale retail trade (examples: Midwest of Cannon Falls; Kurt Adler; Pacific Rim; Enesco; Goebel; and Waterford/Wedgewood).

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           Effective September 28, 2005, the Board of Directors of the Company elected Timothy J. Schugel, its current Chief Financial Officer, to the additional position of Chief Operating Officer, and elected Linda J. Miller, a long-time consultant to the Company, as Acting President of the Company.

Mr. Schugel, age 46, has been Executive Vice President and Chief Financial Officer of the Company and of D 56, Inc., a wholly owned subsidiary of the Company, since April 1, 2002.  He was Senior Vice President — Sourcing Management and Production Control of the Company and of D 56, Inc. from January 29, 2001 until April 1, 2002.  Mr. Schugel was Vice President of the Company and of D 56, Inc. from April 10, 1995 until January 29, 2001.

Mr. Schugel has no family relationships with any member of the Board of Directors or any other executive officer of the Company, and is not a party to any transaction with the Company or any subsidiary of the Company.  Mr. Schugel and the Company have not entered into any employment agreement in connection with his election as Chief Operating Officer.

Ms. Miller, age 45, has been a business consultant to the Company for the past five years, focusing primarily on retail chain matters.  In that capacity, she received annual compensation from the Company in fiscal 2004 of $116,851.00 and has received $134,179.00 in compensation from the Company to date in fiscal 2005.  During the past five years, Ms. Miller has also consulted with The Industrial Management Council and the Rochester Business Alliance, not-for-profit business organizations in the Rochester, NY region.  Ms. Miller entered into the Consulting Agreement with the Company described above in Item 1.01, effective upon her election as Acting President.

Ms. Miller has no family relationships with any member of the Board of Directors or any other executive officer of the Company, and is not a party to any transaction with the Company or any subsidiary of the Company, other than the Consulting Agreement.  Ms. Miller and the Company have not entered into any employment agreement in connection with her election as Acting President, although they have entered into the Consulting Agreement described in Item 1.01 above.  The material terms of the Consulting Agreement, including the restricted stock and stock option grants, are described under Item 1.01 above.

Item 9.01               Financial Statements and Exhibits.

(c)                                                                                  Exhibits

10.1               Letter Agreement, dated September 26, 2005, between Linda Jones Miller and Department 56, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

	By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial and Operating Officer

Date: October 4, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated September 26, 2005, between Linda J. Miller and Department 56, Inc.